Exhibit 10.3

Server Sales Contract

Contract Number:

Date:

Place of Signing:

Party A (the Buyer):

Address:

Tel:

Contact:

Email:

Party B (the Seller): Ningbo Skycorp Solar Co., Ltd.

Address:

Tel:

Contact:

Email:

Party A and Party B confirm this contract based on the following terms and conditions:

Article 1 Product and Price

No.	Product	Hashrate	USD Price	Quantity	USD Sub Total	Shipment time
1
Total

Article 2 Shipment

Party A shall collect the ordered items from Party B’s warehouse.

Article 3 Warranty

The warranty is provided by the third party _______.

Article 4 Payment and Bank information

The payment shall be made 100% in advance.

Beneficiary bank information:

Beneficiary: Ningbo Skycorp Solar Co., Ltd.

Company’s Address:

Beneficiary’s Bank Name:

Bank Address:

Account No:

Swift Code:

Article 5 Force Majeure

If a party is wholly or partially delayed, prevented, or hindered from performing any of its obligations under this Agreement (except for payment obligations) due to a force majeure event, the affected party shall be exempt from liability for its failure to perform such obligations to the extent caused by the force majeure event, provided that the affected party has made reasonable efforts. The party claiming exemption due to a force majeure event shall promptly notify the other party of the nature, commencement date, and anticipated duration of the force majeure event, as well as the extent to which the event is expected to delay, prevent, or hinder the party’s performance of its obligations under this Agreement. Thereafter, the party issuing the notice shall make every effort to eliminate the force majeure event and mitigate its effects. The affected party shall make reasonable efforts to eliminate the force majeure event and shall keep the other party informed of all significant developments.

Article 6 Miscellaneous

The effective date of this Agreement shall be the date on which Party B receives the full advance payment from Party A. The term of this Agreement shall be 360 days.

Both parties agree that, unless otherwise stipulated in this Agreement, neither party shall terminate this Agreement prematurely. Before the termination of this Agreement, Party A shall not request Party B to return any amounts already paid by Party A.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Facsimile, email, or other electronic signatures of the parties shall be deemed originals, and facsimile or electronic copies of this Agreement shall be considered duplicates. Facsimile or electronic copies of this Agreement shall be regarded as original copies.

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Party A:	Party B: Ningbo Skycorp Solar Co., Ltd.

Signature:	Company Seal:

Representative:	Representative:

Position:	Position:

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